UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CC MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0241222
(State of incorporation or organization)	(IRS Employer Identification No.)

200 East Basse Road San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-143349

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A common stock of CC Media Holdings, Inc. (the “Company”) registered hereby is set forth in the section entitled “Description of Holdings’ Capital Stock” in the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission (the “Commission”) on June 17, 2008. Such description is hereby incorporated by reference.

Item 2.	Exhibits.

Exhibit No.	Description
1	Third Amended and Restated Certificate of Incorporation of the Company (1)

2	Amended and Restated Bylaws of the Company (2)

3*	Form of certificate representing shares of the Company’s Class A Common Stock, $.001 par value per share

4*	Stockholders Agreement, dated as of July 29, 2008, by and among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Randall T. Mays, Mark P. Mays, LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd.

5*	Side Letter Agreement, dated as of July 29, 2008, among CC Media Holdings, Inc., Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners Ltd. and RTM Partners, Ltd.

6*	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among CC Media Holdings, Inc., Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc.

*	Filed herewith.
(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(2)	Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 30, 2008

CC MEDIA HOLDINGS, INC.

By:	/s/ Herbert W. Hill, Jr.
Name:	Herbert W. Hill, Jr.
Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
1	Third Amended and Restated Certificate of Incorporation of the Company (1)

2	Amended and Restated Bylaws of the Company (2)

3*	Form of certificate representing shares of the Company’s Class A Common Stock, $.001 par value per share

4*	Stockholders Agreement, dated as of July 29, 2008, by and among the Company, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd.

5*	Side Letter Agreement, dated as of July 29, 2008, among the Company, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., L. Lowry Mays, Mark P. Mays, Randall T. Mays, LLM Partners, Ltd., MPM Partners, Ltd. and RTM Partners, Ltd.

6*	Affiliate Transactions Agreement, dated as of July 30, 2008, by and among the Company, Bain Capital Fund IX, L.P., Thomas H. Lee Equity Fund VI, L.P. and BT Triple Crown Merger Co., Inc.

*	Filed herewith.
(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.
(2)	Incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-151345) declared effective by the Securities and Exchange Commission on June 17, 2008.